UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-417337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300 Herndon, VA		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (571) 323-3939

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	2018 Annual Meeting of Shareholders

On February 13, 2018, Beacon Roofing Supply, Inc. (the “Company”) held its Annual Meeting of Shareholders.

(b)	Voting Results

Proposal No. 1 - Shareholders elected eleven directors to hold office until the 2019 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	55,896,179	3,368,127	2,161,743
Paul M. Isabella	57,385,539	1,878,767	2,161,743
Carl T. Berquist	58,099,187	1,165,119	2,161,743
Richard W. Frost	56,177,045	3,087,261	2,161,743
Alan Gershenhorn	57,622,345	1,641,961	2,161,743
Philip W. Knisely	56,347,446	2,916,860	2,161,743
Robert M. McLaughlin	58,135,400	1,128,906	2,161,743
Neil S. Novich	57,840,940	1,423,366	2,161,743
Stuart A. Randle	57,146,032	2,118,274	2,161,743
Nathan K. Sleeper	56,340,055	2,924,251	2,161,743
Douglas L. Young	57,622,768	1,641,538	2,161,743

Proposal No. 2 - Shareholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018. The final votes were:

For	60,616,574
Against	499,976
Abstain	309,499
Broker Non-Votes	-

Proposal No. 3 – Shareholders approved the compensation for the Company’s named executive officers as presented in in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 10, 2018 on a non-binding, advisory basis. The final votes were:

For	58,270,655
Against	649,429
Abstain	344,221
Broker Non-Votes	2,161,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 16, 2018	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer